UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SSR MINING INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

6900 E. Layton Avenue, Suite 1300, Denver, Colorado 80237

AMENDMENT TO THE PROXY STATEMENT DATED APRIL 12, 2024
FOR THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
SSR MINING INC.
TO BE HELD ON MAY 23, 2024

EXPLANATORY NOTE

This amendment (this “Amendment”) supplements and amends the definitive proxy statement on Schedule 14A filed by SSR Mining Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 12, 2024 (the “Proxy Statement”) and made available to the Company’s shareholders in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) relating to the Company’s 2024 Annual and Special Meeting (the “Annual Meeting”) of holders of common shares (“Shareholders”) scheduled to be held virtually on May 23, 2024 at 10:00 a.m. MDT (Denver), and any adjournment or postponement thereof. This Amendment is being filed with the SEC and made available to shareholders on or about May 15, 2024. Capitalized terms used in this Amendment that are not defined in this Amendment have the meanings given to them in the Proxy Statement.

The Proxy Statement includes a proposal (Proposal No. 3), which begins on page 30 of the Proxy Statement, to approve the Company’s 2024 Share Compensation Plan (the “Plan”). The purpose of this Amendment is to supplement and amend the Proxy Statement with respect to Proposal No. 3 to amend the definition of “Change of Control” included in Section 2.1(k) of the Plan to delete subclause (vi) of the definition. Subclause (vi) of the definition of Change of Control permitted a majority of Incumbent Directors (as defined in the Plan) of the Company to determine that a Change of Control has occurred. The amendment to the definition is described in “Amendments to the Proxy Statement”. None of the other agenda items presented in the Proxy Statement are affected by this Amendment.

Except as specifically revised by the information contained in this Amendment, this Amendment does not modify, amend, supplement, or otherwise affect any matter presented for consideration in or other information set forth in the Proxy Statement. If information in this Amendment differs from or updates information contained in the Proxy Statement, then the information in this Amendment is more current and supersedes the different information contained in the Proxy Statement. This Amendment should be read with the Proxy Statement and the Company’s annual report on form 10-K for the year ended December 31, 2023, as each contains information that is important to your decisions in voting at the Annual Meeting. From and after the date of this Amendment, any references to the Proxy Statement will be deemed to include the Proxy Statement as supplemented and amended hereby. Except as provided in this Amendment, this Amendment does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

AMENDMENTS TO THE PROXY STATEMENT

Based on the recommendation of certain proxy advisors following their review of the Proxy Statement, the Compensation Committee reconsidered the terms of the Plan and determined that the discretion provided to the Board to determine whether a Change of Control has occurred was broader than was necessary for the proper administration of the Plan.  As a result, the Compensation Committee determined to eliminate such discretion provided to the Board.

Accordingly, this Amendment is being filed to supplement and amend the Proxy Statement with respect to Proposal No. 3 to amend the definition of “Change of Control” included in Section 2.1(k) of the Plan to delete subclause (vi) of the definition. Subclause (vi) of the definition of Change of Control permitted a majority of Incumbent Directors (as defined in the Plan) of the Company to determine that a Change of Control has occurred.

The following illustrates the changes to the definition of Change of Control:

k.“Change of Control” means, except as otherwise provided herein with respect to Awards to U.S. Participants, the occurrence of one or more of the following events:

i.individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, including by reason of any agreement intended to avoid or settle any Election Contest or proxy contest, shall be deemed an Incumbent Director;

ii.any change in the holding, direct or indirect, of shares in the capital of the Company as a result of which a person or group of persons acting jointly or in concert, or person associated or affiliated with any such person or group within the meaning of the Securities Act (British Columbia), as amended from time to time, becomes the beneficial owner, directly or indirectly, of shares and/or other securities in excess of the number which, directly or following conversion thereof, would entitle the holder thereof to cast more than 50% of the voting rights attaching to all shares of the Company which may be cast to elect directors of the Company (the “Company Voting Securities”), provided, however, that the events described in this paragraph (ii) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions of Company Voting Securities:

A.by the Company or a subsidiary;

B.by any employee benefit plan sponsored or maintained by the Company or any subsidiary;

C.by any underwriter temporarily holding securities pursuant to an offering of such securities;

D.pursuant to a Non-Qualifying Transaction (as defined below); or

E.from the Company pursuant to a transaction (other than one described in (iii) below), if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause shall not constitute a Change of Control;

iii.the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a “Business Combination”), unless immediately following such Business Combination:

A.Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, securities into or for which such Company Voting Securities were converted or exchanged pursuant to such Business Combination) represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of (1) the entity resulting from such Business Combination (the “Surviving Entity”), or (2) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent Entity”);

B.no person (other than any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity) is the beneficial owner, directly or indirectly, of 50% or more of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and

C.at least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

iv.the approval by the Board or shareholders of the Company of a complete liquidation or dissolution of the Company; or

v.a sale or other disposition of all or substantially all of the property or assets of the Company, other than to any of its Affiliates or pursuant to a Non-Qualifying Transaction.~~;or~~

~~vi. any determination by the majority of Incumbent Directors of the Company that a Change of Control has occurred.~~

The revised Plan has been included as Exhibit A to this Amendment and amends and restates in its entirety Appendix B to the Proxy Statement.

VOTING MATTERS

The Board recommends you vote FOR the resolutions to approve the 2024 Share Compensation Plan. Unless otherwise instructed, the persons designated on the proxy card intend to vote FOR the resolutions to approve the 2024 Share Compensation Plan.

The proxy card and voting instruction form distributed or presented online with the Proxy Statement remain valid, and neither new voting instructions nor new proxy cards will be distributed in connection with this Amendment.

If you have already submitted your proxy, or if you have already provided your voting instructions in the manner prescribed by your broker, bank, or other agent, you do not need to take any action unless you wish to change your vote. If you wish to change your vote, you may change your proxy or voting instructions by following the instructions in the Proxy Statement in the “General Voting Matters—Revoking a Proxy,” “Voting Instructions—Revoking your Proxy” and “Voting Instructions—Revocation of Voting Instruction Forms and Proxies” sections of the Proxy Statement.

Shareholders of record as of the close of business on March 28, 2024 are entitled to vote at the Annual Meeting or any adjournments or postponements thereof. If you are such a shareholder of record, we encourage you to vote as soon as possible so that your shares are represented at the Annual Meeting.

If you are a Shareholder as of the Record Date, you may vote during the Annual Meeting by (i) attending the Annual Meeting virtually and following the instructions attached as “Appendix C” to the Proxy Statement, (ii) or by proxy (x) over the Internet at www.investorvote.com (for Registered Shareholders) or www.proxyvote.com (for Non-Registered Shareholders); (y) by phone by calling 1-866-732-VOTE (8683) from a touch-tone phone (for Registered Shareholder) or calling the toll-free number listed on your voting instruction form (“VIF”) from a touch tone phone (for non-Registered Shareholders); or (z) by signing and returning the form of proxy or voting instruction form. For Registered Shareholders, the proxy must be deposited with Computershare by no later than 5:00 p.m. MDT (Denver) on May 21, 2024, or if the meeting is adjourned or postponed, not less than two (2) business days before the commencement of such adjourned or postponed meeting. If you are a Non-Registered Holder (other than a holder of CHESS depositary interests in Australia), and have received the proxy-related materials through your broker, custodian, nominee or other intermediary, please complete and return the VIF provided to you by your broker, custodian, nominee or other intermediary in accordance with the instructions provided therein.

The instructions for submission of a new proxy and the other voting instructions provided in the “General Voting Matters” and “Voting Instructions” sections of the Proxy Statement remain unchanged. Please see the Proxy Statement for additional information.

Exhibit A

SSR MINING INC.
(the “Company”)

SSR MINING INC. 2024 SHARE COMPENSATION PLAN
Dated the [23rd] day of May, 2024

Article 1.
PURPOSE OF THIS PLAN

This Plan is intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating the performance of selected Eligible Persons of high caliber and potential upon whose judgement, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such Eligible Persons to acquire and retain an equity interest in the Company.

Article 2.
DEFINITIONS

2.1    Definitions. In this Plan, unless there is something in the subject matter or context inconsistent therewith, capitalized words and terms have the following meanings:

a.“Affiliate” has the meaning ascribed thereto in the Business Corporations Act (British Columbia);

b.“Aggregate Plans” means this Plan and all of the Company’s other security based compensation arrangements that provide for the issuance from treasury or potential issuance by the Company out of its authorized and unissued Common Shares, including, for the avoidance of doubt, the Legacy Plans;

c.“Applicable Restricted Share Units” has the meaning ascribed thereto in Section 10.3(a)(i);

d.“ASX” means the Australian Securities Exchange;

e.“Award” means any Restricted Share Unit or Performance Share Unit granted under this Plan;

f.“Board” means the board of directors of the Company, as constituted from time to time;

g.“Business Combination” has the meaning ascribed thereto in Section 2.1(k);

h.“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Vancouver, British Columbia or Denver, Colorado are authorized or required by law to close;

i.“Cancellation” has the meaning ascribed thereto in Section 6.5;

j.“Cause” means “Cause”, or an analogous term, as defined in the employment, engagement or consulting agreement, if any, between the relevant Participant and the Company or any of its Affiliates and, if there is no such definition or agreement, means any of the following:

i.a breach by the Participant of a material term of the applicable employment, engagement or consulting agreement (if any);

ii.the repeated and demonstrated failure by the Participant to perform the material duties of his position in a competent manner;

iii.the conviction of the Participant for a criminal offence involving fraud or dishonesty, or which otherwise adversely impacts the reputation of the Company or any of its Affiliates;

iv.failure of the Participant to act honestly or in the best interest of the Company or any of its Affiliates;

v.failure of the Participant to comply with any Company rules or policies of a material nature;

vi.failure of the Participant to obey reasonable instructions provided by him in the course of employment, within five (5) calendar days after receiving written notice of such disobedience from the Company or any of its Affiliates; or

vii.any actions or omissions on the part of the Participant constituting gross misconduct or negligence resulting in a risk of material harm to the Company or any of its Affiliates;

k.“Change of Control” means, except as otherwise provided herein with respect to Awards to U.S. Participants, the occurrence of one or more of the following events:

i.individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, including by reason of any agreement intended to avoid or settle any Election Contest or proxy contest, shall be deemed an Incumbent Director;

ii.any change in the holding, direct or indirect, of shares in the capital of the Company as a result of which a person or group of persons acting jointly or in concert, or person associated or affiliated with any such person or group within the meaning of the Securities Act (British Columbia), as amended from time to time, becomes the beneficial owner, directly or indirectly, of shares and/or other securities in excess of the number which, directly or following conversion thereof, would entitle the holder thereof to cast more than 50% of the voting rights attaching to all shares of the Company which may be cast to elect directors of the Company (the “Company Voting Securities”), provided, however, that the events described in this paragraph (ii) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions of Company Voting Securities:

A.by the Company or a subsidiary;

B.by any employee benefit plan sponsored or maintained by the Company or any subsidiary;

C.by any underwriter temporarily holding securities pursuant to an offering of such securities;

D.pursuant to a Non-Qualifying Transaction (as defined below); or

E.from the Company pursuant to a transaction (other than one described in (iii) below), if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause shall not constitute a Change of Control;

iii.the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a “Business Combination”), unless immediately following such Business Combination:
A.Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, securities into or for which such Company Voting Securities were converted or exchanged pursuant to such Business Combination) represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of (1) the entity resulting from such Business Combination (the “Surviving Entity”), or (2) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Entity (the “Parent Entity”);

B.no person (other than any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity) is the beneficial owner, directly or indirectly, of 50% or more of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and

C.at least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

iv.the approval by the Board or shareholders of the Company of a complete liquidation or dissolution of the Company; or

v.a sale or other disposition of all or substantially all of the property or assets of the Company, other than to any of its Affiliates or pursuant to a Non-Qualifying Transaction.

l.“Closing Price” of Common Shares at any relevant date means the closing trading price of the Common Shares on the NASDAQ (or any other Stock Exchange on which the majority of the volume of trading of the Common Shares has occurred over the relevant period) on the last Trading Day immediately preceding such date; provided that, if the Common Shares are not listed and posted for trading on any Stock Exchange at the time such calculation is to be made, the “Closing Price” shall be the market price of a Common Share as determined by the Board in good faith;

m.“Code” means the U.S. Internal Revenue Code of 1986, as amended;

n.“Committee” means the Compensation Committee of the Board, or such other committee or Persons (including, in the absence of a committee, the Board) as may be designated from time to time to administer this Plan;

o.“Common Shares” means the common shares without par value in the capital of the Company as constituted on the Effective Date, provided that if the rights of any Participant are subsequently adjusted pursuant to Article 12 hereof, “Common Shares” thereafter means the shares or other securities or property which such Participant is entitled to receive, pursuant to this Plan, after giving effect to such adjustment;

p.“Company” means SSR Mining Inc. and includes any successor company thereto;

q.“Company Voting Securities” has the meaning ascribed thereto in Section 2.1(k);

r.“Disability” means, in the case of a Participant who is a member of a long-term disability plan of the Company or any of its Affiliates, the Participant’s physical or mental long-term inability to substantially fulfill his duties and responsibilities on behalf of the Company or, if applicable, its Affiliate in respect of which the Participant commences receiving, or is eligible to receive, long-term disability benefits under such long-term disability plan of the Company or its Affiliate and, in the case of a Participant who is not a member of a long-term disability plan of the Company or any of its Affiliates, a physical or mental impairment that prevents the Participant from engaging in any employment for which the Participant is reasonably suited by virtue of the Participant’s education, training or experience and that can reasonably be expected to last for the remainder of the Participant’s lifetime, as determined by the Board. Notwithstanding the foregoing, for U.S. Participants Disability has the meaning ascribed to it under Section 409A of the Code and applicable regulations.

s.“Effective Date” has the meaning ascribed thereto in Section 4.1;

t.“Election Contest” has the meaning ascribed thereto in Section 2.1(k);

u.“Eligible Person” means an Employee of the Company or any of its Affiliates;

v.“Employee” means an individual who is considered an employee under the Income Tax Act (Canada) or any equivalent legislation in a jurisdiction in which the Company operates (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

w.“Expiry Date” the date on which an Award expires;

x.“Good Reason” means “Good Reason”, or an analogous term, as defined in the employment, engagement or consulting agreement, if any, between the relevant Participant and the Company or any of its Affiliates and, if there is no such definition or agreement, “Good Reason” will arise within twelve (12) months following a Change of Control where the Participant was induced by the actions of the employer to resign or terminate their employment or engagement other than on a purely voluntary basis as a result of the occurrence of one or more of the following events without the Participant’s written consent, such resignation to be effective only if the Participant has provided written notice of such occurrence to the employer immediately upon occurrence of such an event and the employer has not corrected such occurrence within a thirty (30) day period:

i.a materially adverse change in the Participant’s position, duties or responsibilities,

ii.a materially adverse change in the Participant’s reporting relationship that is inconsistent with the Participant’s title or position,

iii.a reduction by the employer of the base salary of the Participant,

iv.a material reduction by the employer in the aggregate level of health & welfare benefits made available to the Participant, or

v.the permanent relocation by the employer of the Participant’s principal office by more than eighty (80) kilometers from the location where the Participant worked when the Change of Control occurred;

y.“Incumbent Director” has the meaning ascribed thereto in Section 2.1(k);

z.“Insider” has the meanings ascribed thereto in each of the TSX Company Manual or Section 16 of the Securities Exchange Act of 1934, as amended;

aa.“Legacy Plans" means, together, the Company’s 2017 Share Compensation Plan, as approved by the shareholders of the Company on May 4, 2017 and amended by the directors of the Company on December 15, 2017; the 2020 Share Compensation Plan, as approved by the shareholders of the

Company on May 14, 2020; and the 2021 Share Compensation Plan, as approved by the shareholders of the Company on May 21, 2021;

ab.“Legal Representative” means the legal representative or committee or attorney, as the case may be, of a Participant;

ac.“Market Price” of Common Shares at any relevant date means the volume weighted average trading price of the Common Shares on the NASDAQ (or any other Stock Exchange on which the majority of the volume of trading of the Common Shares has occurred over the relevant period) over the thirty Trading Days on which a board lot of Common Shares was traded immediately preceding such date, calculated by dividing the total value of all such trades by the total volume of Common Shares so traded; provided that, if the Common Shares are not listed and posted for trading on any Stock Exchange at the time such calculation is to be made, the “Market Price” shall be the market price of a Common Share as determined by the Board in good faith.

ad.“NASDAQ” means the NASDAQ Stock Market;

ae.“Non-Qualifying Transaction” has the meaning ascribed thereto in Section 2.1(k);

af.“Outstanding Common Shares” at the time of any issuance of Common Shares or the grant of an Award, means the number of Common Shares that are outstanding immediately prior to the share issuance or grant of Awards in question, on a non-diluted basis, or such other number as may be determined under the applicable rules and regulations of all applicable Regulatory Authorities;

ag.“Parent Entity” has the meaning ascribed thereto in Section 2.1(k);

ah.“Participant” means an Eligible Person to whom an Award has been granted under this Plan;

ai.“Performance Percentage” has the meaning ascribed thereto in Section 8.6;

aj.“Performance Period” means a period, as determined by the Board in accordance with Section 8.3, in respect of which a Participant may be or become entitled to receive any amount payable in respect of Performance Share Units;

ak.“Performance Share Unit” means an unfunded and unsecured right granted to a Participant to receive, upon the satisfaction of certain criteria, a Common Share or payment in accordance with the provisions of this Plan and includes any dividend equivalent Performance Share Units awarded to a Participant in respect of such Performance Share Units;

al.“Person” means and includes any individual, corporation, limited partnership, general partnership, joint stock company, limited liability corporation, unlimited liability company, joint venture, association, company, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity;

am.“Plan” means this SSR Mining Inc. 2024 Share Compensation Plan, including all Schedules hereto, as the same may from time to time be supplemented or amended and in effect;

an.“Prior Grants” has the meaning ascribed thereto in Section 14.8;

ao.“Regulatory Authority” means a Stock Exchange and all securities commissions or similar securities regulatory authorities having jurisdiction over the Company;

ap.“Restricted Share Unit” means an unfunded and unsecured right granted to a Participant to receive one or more Common Shares or cash payments in accordance with the provisions of this Plan and includes any dividend equivalent Restricted Share Units awarded to a Participant in respect of such Restricted Share Units;

aq.“Separation from Service” means separation from service as such term is defined under Section 409A of the Code;

ar.“Share Unit Account” has the meaning ascribed thereto in Section 8.8;

as.“Share Units” means Performance Share Units and Restricted Share Units, as applicable, and “Share Unit” means any one of them;

at.“Stock Exchange” means the NASDAQ, the TSX, the ASX, and any other stock exchange on which the Common Shares are listed or posted for trading;

au.“Surviving Entity” has the meaning ascribed thereto in Section 2.1(k);

av.“Target Milestones” means performance targets determined pursuant to Section 8.4;

aw.“Termination Date” means:

i.in the case of a Participant who is not a U.S. Participant, the Participant’s last day of active employment with the Company and its Affiliates, provided that, if such day is not a Trading Day, the Termination Date shall be the Trading Day immediately preceding such day, notwithstanding Section 3.1(f); and

ii.in the case of a U.S. Participant, the date on which the U.S. Participant experiences a Separation from Service.

For greater certainty, the determination of the Termination Date of a Participant shall not include any period of statutory, contractual or reasonable notice of termination of employment or any period of salary continuance or deemed employment;

ax.“Trading Day” means any date on which the Stock Exchange is open for the trading of Common Shares and on which at least a board lot of Common Shares is traded, provided that, if the Common Shares are listed on more than one Stock Exchange, “Trading Day” means any date on which the Stock Exchange on which the majority of the Company’s trading occurs is open for the trading of Common Shares and on which at least a board lot of Common Shares is traded;

ay.“TSX” means the Toronto Stock Exchange;

az.“U.S. Participant” means an Eligible Person who is a U.S. citizen or a U.S. resident, in each case as defined in Section 7701(a)(3)(A) and Section 7701(b)(1)(A) of the Code;

ba.“Vested Performance Share Units” has the meaning ascribed thereto in Section 8.7;

bb.“Vested Restricted Share Units” has the meaning ascribed thereto in Section 8.1;

bc.“Vested Share Units” means Vested Performance Share Units and Vested Restricted Share Units, as applicable, and “Vested Share Unit” means any one of them;

bd.“Vesting Date” means each date on which Share Units granted to a Participant vest as determined by the Board, in its sole discretion, in connection with such grant; and

be.“voting power” has the meaning ascribed thereto in Section 2.1(k).

Article 3.
INTERPRETATION

3.1    Interpretation. In this Plan, except as otherwise expressly provided:

a.any reference in this Plan to a designated “Article”, “Section” or other subdivision or Schedule is a reference to the designated Article, Section or other subdivision of or Schedule to this Plan;

b.the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision of, or Schedule to, this Plan;

c.the headings are for convenience only and do not form a part of this Plan and are not intended to interpret, define or limit the scope, extent or intent of this Plan;

d.words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include any other gender, the word “or” is not exclusive and the word “including” is not limiting whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto;

e.unless otherwise provided, all amounts are stated in U.S. dollars and are to be paid in U.S. dollars, Canadian dollars or any other currency that is accepted as legal tender in the countries in which the Company operates; and

f.where the time for doing an act falls or expires on a day which is not a Business Day, the time for doing such act is extended to the next Business Day.

Article 4.
EFFECTIVE DATE OF PLAN

4.1    Effective Date of this Plan. The effective date (the “Effective Date”) of this Plan is May [3], 2024, the date on which this Plan was approved by the shareholders of the Company.

4.2    Three Year Shareholder Approval. In accordance with the requirements of the TSX, any unallocated Awards under the rolling 3.75% maximum allowed under Section 6.1 will require the further approval of the Board and shareholders of the Company within three (3) years following the Effective Date.

Article 5.
ADMINISTRATION OF PLAN

5.1    Administration of Plan. This Plan shall be administered by the Board, taking into consideration any recommendations from the Committee. Subject to the provisions of this Plan, applicable laws and any approvals required of any applicable Regulatory Authorities, the Board shall have the power and authority to make all decisions relating to the administration and implementation of this Plan including, without limitation, determining the types and number of Awards to be granted and the terms of such Awards. Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations and other decisions under or with respect to this Plan or any Award are within the sole discretion of the Board and may be made at any time. Such designations, determinations, interpretations and other decisions shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

5.2    Delegation. Subject to applicable laws and the rules of any applicable Regulatory Authorities, the Board may delegate to the Committee or any director, officer or employee of the Company such duties and powers of the Board relating to this Plan as it may see fit. To the extent the Board has delegated any such duties and powers to the Committee or any such individual then all references in this Plan to the Board shall be read as the Committee or any such individual, as applicable, to the extent such references relate to the duties and powers that have been so delegated.

Article 6.
COMMON SHARES AVAILABLE FOR AWARDS

6.1    Common Shares Available. Subject to adjustment as provided in Article 12, the number of Common Shares that may be issued pursuant to this Plan, shall not exceed 5,000,000 Common Shares, provided that the aggregate number of Common Shares that may issuable pursuant to the Aggregate Plans shall not at any time exceed 3.75% of the then Outstanding Common Shares. Upon the effective date of this Plan, no additional grants shall be made under the Legacy Plans.

6.2    Other Accounting for Award. Any Common Shares related to an Award which has been redeemed or which terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such Common Shares shall again be available for issuance under this Plan. Common Shares shall not be deemed to have been issued pursuant to this Plan with respect to any portion of an Award that is settled in cash in accordance with the terms of this Plan.

6.3    Reservation of Shares. The Board will reserve for allotment, from time to time, out of the authorized but unissued Common Shares, sufficient Common Shares to provide for issuance of all Common Shares which are issuable under all outstanding Awards.

6.4    No Fractional. No fractional Common Shares may be issued under this Plan.

6.5    Cancellation. For the purposes of this Article 6, in the event that the Company cancels, or purchases to cancel, any of its issued and Outstanding Common Shares (a “Cancellation”) and as a result of such Cancellation the Company exceeds the 3.75% limit set out above in Section 6.1, no approval of the Company’s shareholders will be required for the issuance of Common Shares on the redemption of any Share Units granted under this Plan prior to such Cancellation.

Article 7.
GRANT OF AWARDS

7.1    Eligible Persons. Subject to the rules set out below, the Board may, from time to time, grant to any Eligible Person one or more Awards, as the Board deems appropriate, in its sole discretion. A Participant, who holds any Award at the time of the granting of a subsequent Award, may hold more than one type of Award.

7.2    Date Award Granted. The date on which an Award will be deemed to have been granted under this Plan will be the date on which the Board authorizes the grant of such Award or such future date as specified by the Board at the time the grant of such Award is authorized.

7.3    Number of Common Shares / Maximum Grant. The number of Common Shares that may be issued upon the redemption of any Award, or the amount of any Award that shall be granted in any form that may result in the issuance of Common Shares, will be determined and fixed by the Board at the date of grant, provided that:

a.the number of Common Shares reserved for issuance to any one Participant, including any Participant who is an Insider, pursuant to the Aggregate Plans within any one (1) year period shall not, in the aggregate, exceed 3.75% of the total number of Outstanding Common Shares; and

b.the number of Common Shares issuable, at any time, to any Participant who is an Insider, pursuant to the Aggregate Plans shall not, in the aggregate, exceed 3.75% of the total number of Outstanding Common Shares.

For the purposes of this Section 7.3, Common Shares issued pursuant to an entitlement granted prior to the grantee becoming an Insider may be excluded in determining the number of Common Shares issuable to Insiders.

7.4    No Certificates. No certificates shall be issued with respect to Awards. All records relating to the Awards shall be maintained in the Company’s electronic compensation plan system.

Article 8.
SHARE UNIT AWARDS

Restricted Share Unit Award

8.1    Vesting Provisions. The Board shall, in its sole discretion, determine the Vesting Dates and the proportion of Restricted Share Units to vest on each such Vesting Date applicable to each grant of Restricted Share Units at the time of such grant. Unless otherwise specified herein or determined by the Board, Restricted Share Units granted to a Participant shall vest, as to one-third of the number of such Restricted Share Units, on each of the first, second and third anniversaries of the date on which they were granted, subject to the Participant continuing to be an Eligible Person on the applicable Vesting Date. Dividend equivalent Restricted Share Units awarded to Participants under Section 8.10 shall vest with the Restricted Share Units in respect of which they were credited to the Participant’s Share Unit Account. Except where the context requires otherwise, the Restricted Share Units which have so vested shall be referred to herein as “Vested Restricted Share Units”.

8.2    Vesting During Continued Eligibility. Subject to Article 10 and Article 13, Restricted Share Units granted to a Participant shall vest on the Vesting Dates, in accordance with the provisions of this Article 8, provided the Participant remains an Eligible Person on the applicable Vesting Date.

Performance Share Unit Award

8.3    Performance Period. The Board shall, in its sole discretion, determine the Performance Period applicable to each grant of Performance Share Units at the time of such grant. Unless otherwise specified by the Board, the Performance Period applicable to a grant of Performance Share Units shall be a period of thirty-six (36) months commencing on January 1st and ending on December 31st.

8.4    Determination of Target Milestones. The Target Milestones for each Performance Period shall be determined by the Board, in its sole discretion, based on measurable performance criteria established by the Board in advance.

8.5    Vesting During Eligibility. Subject to Article 10 and Article 13, Performance Share Units granted to a Participant shall vest on the Vesting Date in accordance with this Article 8, provided the Participant remains an Eligible Person on the applicable Vesting Date.

8.6    Determination of Performance Percentage. The performance achievement of the Target Milestones for an applicable Performance Period shall be determined by assigning a percentage from 0 percent to 200 percent (or such other range as the Board may determine from time to time) reflecting such performance (the “Performance Percentage”).

8.7    Vesting of Performance Share Units Based on Performance Percentage. Unless otherwise determined by the Board, and subject to Article 10, the number of Performance Share Units granted to the Participant which shall vest on the Vesting Date shall be calculated by multiplying (a) the aggregate number of such Performance Share Units by (b) the Performance Percentage.

Except where the context requires otherwise, the Performance Share Units which have so vested shall be referred to herein as “Vested Performance Share Units”.

Share Unit Account

8.8    Share Unit Account. An account, to be known as a “Share Unit Account”, shall be maintained by the Company for each Participant and shall be credited with such Share Units that are granted to the Participant.

8.9    Cancellation of Share Units that Fail to Vest or Are Redeemed. Share Units that fail to vest or be redeemed in accordance with this Article 8 or Article 10 shall be cancelled and shall cease to be recorded in the Share Unit Account of the relevant Participant as of the date on which such Share Units are forfeited or redeemed, as the case may be, and the Participant will have no further right, title or interest in or to such Share Units.

8.10    Dividends. Whenever cash dividends are paid on the Common Shares, additional Share Units will be credited to a Participant’s Share Unit Account in accordance with this Section 8.10. The number of such additional Restricted Share Units and/or Performance Share Units, as the case may be, to be so credited will be calculated by dividing (a) the cash dividends that would have been paid to such Participant if the Share Units recorded in the Participant’s Share Unit Account as at the record date for the dividend had been Common Shares by (b) the Closing Price on the Trading Day immediately preceding the date on which the Common Shares began to trade on an ex-dividend basis, rounded down to the next whole number of Share Units. No fractional Share Units will thereby be created. The additional Share Units granted to a Participant shall be subject to the same terms and conditions, including vesting and settlement terms, as the corresponding Restricted Share Units or Performance Share Units, as the case may be.

Expiry and Redemption of Share Units

8.11    Term of Share Units. Subject to Article 10, the Expiry Date for each Share Unit will be the date determined by the Board and specified in the notice of award pursuant to which such Share Unit is granted, provided that such date may not be later than the earlier of: (i) the date which is the tenth (10th) anniversary of the date on which such Share Unit is granted, and (ii) the latest date permitted under the applicable rules and regulations of all applicable Regulatory Authorities.

8.12    Redemption of Share Units. Subject to Section 9.5 and at the Board’s sole discretion, the Company shall redeem Vested Share Units on the earlier of (a) the fifteenth (15) Business Day following the Vesting Date and (b) the date set out in Article 10 or Section 11.1, if applicable, by: (i) issuing to the Participant the number of Common Shares equal to the number of Vested Share Units to be redeemed; (ii) paying the Participant a cash amount equal to the Market Price on the Vesting Date of such Vested Share Units and, if applicable, using the relevant currency exchange rate as of the Trading Day immediately preceding the Vesting Date; or (iii), purchasing on the open market the number of Common Shares equal to the number of Vested Share Units to be redeemed for delivery to the Participant, provided that the Company and the Participant are not prohibited from trading in Common Shares or any other securities of the Company due to a blackout period or other trading restriction imposed on the Company. Notwithstanding the foregoing or any other provision in the Plan, if Share Units held by a U.S. Participant will be redeemed as a result of the U.S. Participant’s Separation from Service, and such U.S. Participant is a Specified Employee as defined under Section 409A of the Code and applicable regulations at the time of such Separation from Service, the redemption of Share Units that are subject to Section 409A of the Code will be delayed until a date that is six months and one day following the date of the Separation from Service. Notwithstanding the foregoing, Participants subject to taxation in Canada in respect of the Vested Share Units shall have their Vested Share Units automatically redeemed and paid out in accordance with this Section 8.12 by December 31 of the third year following the year of grant of such Share Unit.

Article 9.
GENERAL TERMS OF AWARDS

9.1    Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Board and required by applicable law.

9.2    Notice of Award. The Company shall provide the applicable Eligible Person with a notice of an Award promptly after it is granted. If required by the Company, the Eligible Person may be required to return an acknowledgement of such Award in such form as required by the Company.

9.3    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Board, be granted alone, in addition to, or in tandem with, any other Award or any award granted under any plan of the Company or any of its Affiliates. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any of its Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

9.4    Forms of Payment under Awards. Subject to the terms of this Plan, payments or transfers to be made by the Company or any of its Affiliates upon the grant or payment of an Award may be made in such form or forms as the Board shall determine (including, without limitation, cash in any currency that is accepted as legal tender in the countries in which the Company operates, Common Shares, promissory notes, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments. Notwithstanding the foregoing, the settlement/pay out with respect to Share Units of U.S. Participants will not be accelerated or delayed unless such acceleration or delay is permitted under applicable U.S. tax principles, including, but not limited to, Section 409A of the Code to the extent it is applicable.

9.5    Withholding Tax. The Company or any of its Affiliates may take such reasonable steps for the deduction and withholding of any taxes and other required source deductions which the Company or the Affiliate, as the case may be, is required by any law or regulation of any governmental authority whatsoever to remit in connection with this Plan or the grant of any Share Units or any issuance of Common Shares or payment of cash in relation thereto. Without limiting the generality of the foregoing, the Company may, at its discretion:

•deduct and withhold those amounts it is required to remit from any cash remuneration or other amount payable to the Participant, whether or not related to this Plan, upon the redemption of any Share Units or the issuance or transfer of any Common Shares in relation to this Plan;

•require the Participant to make a cash payment to the Company equal to the amount required to be remitted, which amount shall be remitted by the Company to the appropriate governmental authority for the account of the Participant; or

•sell, or engage a broker to sell, on behalf of the Participant, that number of Common Shares to be issued or transferred upon the redemption of Share Units such that the amount withheld by the Company from the proceeds (net of selling costs) of such sale will be sufficient to satisfy any taxes required to be remitted by the Company for the account of the Participant.

Where the Company considers that the steps undertaken in connection with the foregoing result in inadequate withholding or a late remittance of taxes, the delivery of any Common Shares to be issued to a Participant pursuant to this Plan may be made conditional upon the Participant (or other Person) reimbursing or compensating the Company or making arrangements satisfactory to the Company for the payment in a timely manner of all taxes required to be remitted for the account of the Participant.

Each Participant or his or her Legal Representative, as the case may be, is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such Participant in connection with the Plan (including any taxes and penalties under section 409A of the Code or any applicable law), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or the Participant’s Legal Representative harmless from any or all of such taxes or penalties.

9.6    Restrictions, Stock Exchange Listing. All Common Shares or other securities delivered under this Plan pursuant to any Award or the settlement thereof shall be subject to any restrictions or repurchase rights as the Board may deem advisable under this Plan, applicable securities laws and regulatory requirements, including the requirements of any Stock Exchange, and applicable Canadian corporate laws, and the Board may direct appropriate restrictions or repurchase rights and cause legends to be placed on the certificates for such Common Shares or other securities to reflect such restrictions or repurchase rights, as applicable. If the Common Shares or other securities are traded on a Stock Exchange or Stock Exchanges, the Company shall not be required to deliver any Common Shares or other securities covered by an Award unless and until such Common Shares or other securities have been admitted for trading on such Stock Exchange(s).

9.7    Provisions Relating to Common Share Issuances. Each notice of award will contain such provisions, as in the opinion of the Board, are required to ensure that no Common Shares are issued on the redemption of an Award, as applicable, unless the Board is satisfied that the issuance of such Common Shares will be exempt from all registration or qualification requirements of applicable securities laws and will be permitted under the applicable rules and regulations of all applicable Regulatory Authorities. In particular, if required by any applicable Regulatory Authority, a notice of award may provide that shareholder approval to the grant of an Award must be obtained prior to the redemption of the Award, as applicable, or to the amendment of the notice of award.

9.8    Compliance with Section 409A. It is intended that Share Units either will be exempt from Section 409A of the Code or will comply with the requirements of Section 409A of the Code and the provisions of this Plan and related notice of awards will be construed and administered accordingly.

9.9    Change in Status. A change in the status, office, position or duties of a Participant from the status, office, position or duties held by such Participant on the date on which the Award was granted to such Participant will not result in the termination of the Award granted to such Participant provided that such Participant remains an Eligible Person.

9.10    Non-Transferability of Awards. Awards are not transferable or assignable. Awards may only be redeemed by the Participant or in the event of:

a.the death of the Participant; or

b.the appointment of a committee or duly appointed attorney of the Participant on the grounds that the Participant is incapable, by reason of physical or mental infirmity, of managing their affairs, by the Participant’s Legal Representative.

9.11    No Interest. For greater certainty, no interest shall be payable to Participants in respect of any amount payable under this Plan.

9.12    Conditions. Notwithstanding any of the provisions contained in this Plan or in any notice of award, the Company’s obligation to issue Common Shares to a Participant pursuant to the redemption of any Share Units or the granting of any Award will be subject to, if applicable:

a.completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental authority as the Company will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; and

b.the receipt from the Participant of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as the Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

Article 10.
CEASING TO BE AN ELIGIBLE PERSON

10.1    Voluntary Termination. If a Participant ceases to be an Eligible Person (and, in the case of any Participant who is a U.S. Participant, such U.S. Participant experiences a Separation from Service) for any reason other than as set out in Sections 10.2 to 10.5 including, without limitation, as a result of such Participant’s voluntary termination (other than in circumstances described in Article 13) then all of the Participant’s outstanding Vested Share Units shall be redeemed immediately in accordance with Section 8.12 and all unvested Share Units shall be forfeited and cancelled and cease to be recorded in the Share Unit Account of the relevant Participant as of the Termination Date, and the Participant will have no further right, title or interest in or to such unvested Share Units.

Any vesting of Share Units is conditioned upon a Participant’s active employment by the Company, or an Affiliate thereof, on the Vesting Date for Vested Share Units. A Participant will be deemed to no longer be actively employed by the Company or an Affiliate, and therefore ineligible for and with no right to any Share Units, whether vested or unvested, on the earlier of:

a.the conclusion of the last day on which a Participant is actively at his/her place of employment; or

b.the date specified as the effective date of termination in a notice of termination given by the Company, or an Affiliate thereof, or notice of resignation given by a Participant to the Company, or an Affiliate thereof.

For greater certainty, a Participant is not entitled to receive any compensation, damages, or other amounts related to any vesting or redemption of Share Units with a Vesting Date falling during any applicable or assessed severance or notice of termination period, unless explicitly required by law.

10.2    Termination for Cause. If a Participant is terminated for Cause, including where a Participant resigns from their employment, as an alternative to being terminated for Cause, and as a result the Participant ceases to be an Eligible Person, all of the Participant’s outstanding Vested Share Units shall be redeemed immediately and in accordance with Section 8.12 and unvested Share Units shall be forfeited and cancelled and cease to be recorded in the Share Unit Account of the relevant Participant as of the Termination Date, and the Participant will have no further right, title or interest in or to such Share Units.

10.3    Termination without Cause. If a Participant ceases to be an Eligible Person (and, in the case of any Participant who is a U.S. Participant, such U.S. Participant experiences a Separation from Service) as the result of such Participant being terminated as an Employee without Cause (other than in circumstances described in Article 13):

a.such portion of the Participant’s unvested Restricted Share Units shall vest immediately prior to the Participant’s Termination Date, as determined by the formula (A*(B/C)) - D where:

i.A is the total number of Restricted Share Units (vested and unvested) that were granted on the same date pursuant to the same notice of award as the unvested Restricted Share Units plus all related dividend equivalent Restricted Share Units (vested and unvested) (the “Applicable Restricted Share Units”);

ii.B is the number of completed months from the first day the unvested Restricted Share Units were granted to the Termination Date;

iii.C is the number of months from the date of grant of the Applicable Restricted Share Units to the latest Vesting Date of the Applicable Restricted Share Units as approved by the Board; and

iv.D is the total number of vested Applicable Restricted Share Units.

All Vested Restricted Share Units shall be redeemed immediately in accordance with Section 8.12 and all unvested Restricted Share Units on the Termination Date shall be forfeited and cancelled and cease to be recorded in the Share Unit Account of the relevant Participant as of the Termination Date, and the Participant will have no further right, title or interest in or to such unvested Restricted Share Units;

b.a pro rata portion of the Participant’s unvested Performance Share Units shall vest in accordance with their terms, based on the product of (i) the product of (y) the number of completed months from the first day of the Performance Period to the Termination Date divided by the number of months in the Performance Period and (z) the number of unvested Performance Share Units and (ii) the Performance Percentage. Unless otherwise determined by the Board in its sole discretion, the Performance Percentage shall be determined at the end of the Performance Period using the same factors as if the Participant had remained an Eligible Person until the scheduled vesting date for the Performance Share Units. All Vested Performance Share Units shall be redeemed immediately after the last day of the Performance Period pursuant to Section 8.12. All unvested Performance Share Units on the Termination Date that will not be vested in accordance with this Section 10.3(b) shall be forfeited and cancelled and cease to be recorded in the Share Unit Account of the relevant Participant on the Termination Date, and the Participant will have no further right, title or interest in or to such unvested Performance Share Units.

10.4    Death. If a Participant ceases to be an Eligible Person as a result of the Participant’s death, then all unvested Share Units granted to the Participant shall vest on the Termination Date and the Termination Date shall be the Vesting Date and all Vested Share Units shall be redeemed immediately pursuant to Section 8.12. The Performance Percentage for each Vested Performance Share Unit shall be 100%.

10.5    Disability. If a Participant ceases to be an Eligible Person as a result of a Disability, then all unvested Share Units granted to the Participant shall vest on the Termination Date and the Termination Date shall be the Vesting Date and all Vested Share Units shall be redeemed immediately pursuant to Section 8.12. The Performance Percentage for each Vested Performance Share Unit shall be 100%.

Article 11.
CHANGE OF CONTROL

11.1    Change of Control. For purposes of this Section 11.1, with respect to Share Units of U.S. Participants, Change of Control shall mean the events and circumstances described in the Change of Control definition set forth in Section 2.1(n), provided that such event or circumstance also is a “change of control event” within the meaning of Section 409A of the Code. Subject to the applicable rules and regulations of all applicable Regulatory Authorities, and notwithstanding any other provision of this Plan, in the event of a Change of Control, the following provisions shall apply:

a.in the event of a transaction that would result in a Change of Control the Board may, in its sole discretion, immediately vest all unvested Awards, provided that with respect to Awards granted to U.S. Participants such acceleration of vesting will not change the time of redemption/payment with respect to Share Units that are subject to Section 409A of the Code, except to the extent permitted under Section 409A. If the Board vests any Performance Share Units pursuant to this Section 11.1(a) then, the Performance Percentage for such Vested Performance Share Units shall be between 100 per cent and 200 per cent, as determined by the Board, in its sole discretion; and

b.in the event of a Change of Control and the termination of an Employee’s engagement within 12 months after the Change of Control for any reason other than resignation without Good Reason or termination for Cause:

i.all unvested Restricted Share Units held by such Participant shall immediately be deemed to be Vested Restricted Share Units as of the Termination Date, which, for the purposes of this Section 11.1(b)(i), shall be deemed to be the Vesting Date, and the Company shall immediately redeem such Vested Restricted Share Units for, at the election of the Company, (i) Common Shares issued from treasury, (ii) Common Shares purchased on the open market or (iii) a cash amount equal to the Market Price of such Vested Restricted Share Units as of the Termination Date; and

ii.all unvested Performance Share Units held by such Participant shall immediately be deemed to be Vested Performance Share Units as of the Termination Date, which, for the purposes of this Section 11.1(b)(ii), shall be deemed to be the Vesting Date, based on an assumed Performance Percentage of (a) 100 percent or (b) at the Board’s discretion, between 100 percent and 200 percent and the Company shall immediately redeem such Vested Performance Share Units for, at the election of the Company, (i) Common Shares issued from treasury, (ii) Common Shares purchased on the open market or (iii) a cash amount equal to the Market Price of such Vested Performance Share Units as of the Termination Date;

Notwithstanding the foregoing provisions of this Article 11, the Board may, in its sole discretion, make such determinations as it considers appropriate in the circumstances upon a Change of Control to ensure the fair treatment of Participants in such circumstances in light of the objectives of this Plan, including, without limitation, with respect to the vesting periods and Performance Percentages applicable to any Share Units, the amounts to be paid to Participants on the redemption of any Share Units and/or the termination of this Plan (and, for greater certainty, such determinations may result in different vesting, redemption or payment terms than would result from the operation of Sections 11.1(a) and (b) without such determinations).

11.2    Change of Control – Redeem to Participate in Transaction. Notwithstanding Section 11.1, the Board may, in its sole discretion, allow a Participant to redeem a Share Unit that has not otherwise vested for Common Shares, and

a.if a “take-over bid” (within the meaning of applicable securities legislation) made by any Person for the voting securities of the Company would, if successful, result in a Change of Control, then the Participant may redeem such Share Unit for Common Shares during the period ending on the earlier of the expiration of the take-over bid and the Expiry Date solely for the purpose of depositing the Common Shares related to such Share Unit pursuant to the take-over bid, and

b.if any other transaction or series of transactions is contemplated, which would, if successful, result in a Change of Control, then the Participant may redeem their Share Units for Common Shares during such period as is determined by the Board to be reasonable in the circumstances solely for the purpose of participating in the transaction or series of transactions;

provided that if such Change of Control does not occur then the Participant shall promptly return the Common Shares (or the portion that are not taken up and paid for) to the Company for cancellation, the Share Units respecting such Common Shares shall be deemed not to have been redeemed, the Common Shares shall be deemed not to have been issued.

Article 12.
ADJUSTMENTS

12.1    Adjustments. Adjustments will be made at the discretion of the Board to (y) the number of Common Shares or other securities issuable to a Participant upon redemption of an Award and/or (z) the maximum number of Common Shares that, pursuant to Section 6.1, may at any time be reserved for issuance pursuant to Awards granted under this Plan in the following events and manner, subject to any required regulatory approvals and the right of the Board to make such other or additional adjustments as the Board considers to be appropriate in the circumstances:

a.upon (i) a subdivision of the Common Shares into a greater number of Common Shares, (ii) a consolidation of the Common Shares into a lesser number of Common Shares, or (iii) the issue of a stock dividend to holders of the Common Shares (excluding a stock dividend paid in lieu of a cash dividend in the ordinary course), the number Common Shares that a Participant is entitled to upon redemption of a Share Unit will be adjusted accordingly and the Company will deliver, upon redemption of a Share Unit, such greater or lesser number of Common Shares as result from the subdivision, consolidation or stock dividend;

b.upon (i) a capital reorganization, reclassification or change of the Common Shares, or (ii) if the outstanding Common Shares are changed into or exchanged for a different number of shares or into or for other securities of the Company or securities of another company or entity or for other consideration, whether through an arrangement, amalgamation or other similar procedure or otherwise, then on each redemption of Share Units which occurs following such events, for each Common Share for which the Share Unit is being redeemed, the Participant shall instead receive the number and kind of shares or other securities of the Company or other company or other consideration into which such Common Shares would have been changed or for which such Common Shares would have been exchanged if it had been outstanding on the date of such event;

c.an adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this Section 12.1 are cumulative.

12.2    Cancellation. The Board may, in its sole discretion, cancel any or all outstanding Awards and pay to the holders of any such Awards that are otherwise vested, in cash, the value of such Awards based upon the price per Common Share received or to be received by other shareholders of the Company in such event, provided that with respect to Awards to U.S. Participants, such cancellation and payout will be in a manner that does not violate Section 409A of the Code, to the extent it is applicable.

12.3    No Limitation. The grant of any Awards under this Plan will in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate, reorganize, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets or engage in any like transaction.

12.4    No Fractional Shares. No adjustment or substitution provided for in this Article 12 will require the Company to issue a fractional Common Share or any other security in respect of any Awards and the total substitution or adjustment with respect to each Award will be limited accordingly.

Article 13.
SUSPENSION, AMENDMENT OR TERMINATION OF PLAN

13.1    Suspension, Amendment or Termination of Plan. The Board will have the right, at any time, to suspend or terminate this Plan and, subject to Section 13.2, may:

a.only to the extent approved by the shareholders of the Company, by ordinary resolution, make any amendment to any Award or this Plan that would:

i.increase the number of Common Shares, or rolling maximum, reserved for issuance under this Plan as set out in Section 6.1,

ii.amend or remove or permit to exceed the participation limit set out in Section 7.3,

iii.extend the term of an Award beyond its original expiry time,

iv.permit an Award to be transferable or assignable to any Person other than in accordance with Section 9.10,

v.expand the scope of persons eligible to participate in the Plan to include non-employee directors, or

vi.amend this Article 13, or

b.approve all amendments to the Plan or Awards granted under the Plan, other than those amendments specified in Section 13.1(a), in its discretion without the prior approval of shareholders of the Company. Without limiting the generality of the foregoing, the following types of amendments would not require shareholder approval:

i.amendments of a clerical nature, including, but not limited, to the correction of grammatical or typographical errors or clarification of terms,

ii.amendments that are necessary for Awards to qualify for favourable treatment under applicable tax laws,

iii.amendments to reflect any requirements of any applicable Regulatory Authorities,

iv.amendments to any vesting provisions of an Award,

v.amendments to the expiration date of an Award that does not extend the term of an Award past the original date of expiration for such Award,

vi.amendments to the Target Milestones,

vii.amendments to the Performance Periods,

viii.amendments to expand the scope of persons eligible to participate in the Plan other than to non-employee directors,

ix.amendments regarding the administration of the Plan, and

x.amendments necessary to suspend or terminate the Plan.

Notwithstanding the foregoing, all procedures and necessary approvals required under the applicable rules and regulations of all applicable Regulatory Authorities, shall be complied with and obtained in connection with any such suspension, termination or amendment to this Plan or amendments to any notice of award. Notwithstanding the foregoing and any other provision in the Plan, with respect to Share Units of U.S. Participants, any action to modify, amend or terminate such Share Units or the Plan will be undertaken in a manner that complies with Section 409A of the Code, to the extent it is applicable, and to the extent required to avoid adverse tax treatment.

13.2    Limitations. In exercising its rights pursuant to Section 13.1, the Board will not have the right to affect in a manner that is materially adverse to, or that materially impairs, the benefits and rights of any Participant under any Award previously granted under this Plan (except: (a) with the consent of such Participant; (b) as permitted pursuant to Article 12; or (c) for the purpose of complying with the requirements of any applicable Regulatory Authorities).

13.3    Powers of the Board Survive Termination. The full powers of the Board as provided for in this Plan will survive the termination of this Plan until all Awards have been redeemed in full, forfeited or have otherwise expired.

Article 14.
GENERAL

14.1    No Rights as Shareholder. Nothing herein or otherwise shall be construed so as to confer on any Participant any rights as a shareholder of the Company with respect to any Common Shares reserved for the purpose of any Award.

14.2    Agreement. The Company and every Award awarded hereunder shall be bound by and subject to the terms and conditions of this Plan. By accepting an Award granted hereunder, the Participant expressly agrees with the Company to be bound by the terms and conditions of the Plan.

14.3    No Effect on Employment. Nothing in this Plan or any notice of award will confer upon any Participant any right to continue in the employ of or under contract with the Company or its Affiliates, or affect in any way the right of the Company or its Affiliates, to terminate their employment or engagement at any time or terminate their consulting contract, nor will anything in this Plan or any notice of award be deemed or construed to constitute an agreement or an expression of intent, on the part of the Company or its Affiliates to extend the employment of any Participant beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Company or its Affiliates, or any present or future retirement policy of the Company or its Affiliates, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any employment, engagement or consulting agreement with the Company or its Affiliates. Neither any period of notice nor any payment in lieu thereof upon termination of employment shall be considered as extending the period of employment for the purposes of this Plan.

14.4    No Obligation to Fund or Secure. Unless otherwise determined by the Board, the Plan, including any right of a Participant hereunder, shall remain an unfunded and unsecured obligation of the Company and any applicable Affiliates of the Company. Neither the establishment of the Plan nor the grant of Awards (or any action taken in connection therewith) shall be deemed to create a trust.

14.5    Administration Costs. The Company will be responsible for all costs relating to the administration of the Plan.

14.6    No Salary Deferral Arrangement. Notwithstanding any other provision of the Plan, it is intended that the Plan and the Awards granted thereunder not be considered “salary deferral arrangements” under the Income Tax Act (Canada) and the Plan shall be administered in accordance with such intention. Without limiting the generality of the foregoing, the Board may make such amendments to the terms of outstanding Awards (including, without limitation, changing the Vesting Dates, Expiry Dates and Redemption Dates thereof) as may be necessary or desirable, in the sole discretion of the Board, so that the Plan and the Awards outstanding thereunder are not considered “salary deferral arrangements”.

14.7    No Fettering of Directors’ Discretion. Nothing contained in this Plan will restrict or limit or be deemed to restrict or limit the right or power of the Board in connection with any allotment and issuance of Common Shares which are not allotted and issued under this Plan including, without limitation, with respect to other compensation arrangements.

14.8    Prior Plans. All options, restricted share units and performance share units granted by the Company prior to the Effective Date shall continue to be governed by the terms of the plans under which such options, restricted share units and performance share units were granted (the “Prior Grants”). For greater certainty, all Common Shares issuable pursuant to the terms of the Prior Grants shall be included when calculating the aggregate number of Common Shares that may be issuable pursuant to Section 6.1.

14.9    Applicable Law. The Plan and any notice of award granted hereunder will be governed, construed and administered in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Any actions, proceedings or claims in any way relating to the Plan shall be commenced in the courts of the Province of British Columbia and the courts of the Province of British Columbia will have the exclusive jurisdiction to entertain any such action, proceeding or claim. The Company, each Participant and his or her Legal Representative, if applicable, hereby attorn to the jurisdiction of the courts of the Province of British Columbia.